UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

Registration Statement under the Securities Act of 1933

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	3590	N/A
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

3F Shun Feng, International Centre, 182 Queens Road East,
Hong Kong, SAR, China
Telephone: 852-2529-6611
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

With a copy to
William L. MacDonald
Macdonald Tuskey Corporate & Securities Lawyers
Suite #400 – 570 Granville Street, Vancouver, B.C., V6C 3P1, Canada
Telephone: (604) 648-1670, Facsimile: (604)681-4760

The Corporation Trust Company of Nevada
311 S. Division St., Carson City, NV 89703
Tel: 775-688-3061
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Prospectus number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [   ]          Accelerated filer [   ]           Non-accelerated filer [   ]          Smaller reporting company [X]

Title of Each Class of	Amount to be	Proposed	Proposed	Amount of
Securities to be	Registered (1)	Maximum	Maximum	Registration
Registered		Offering Price	Aggregate	Fee
		per Security (2)	Offering Price	($)
		($)	($)

Shares of Common
Stock, par value	7,500,000	0.20	1,500,000	171.90
$0.001

(1)

Represents shares of our common stock previously acquired by and issued to the Selling Shareholders in private transactions directly with us or with one of our affiliates. All of these shares are offered by the Selling Shareholders.

(2)	This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

PROSPECTUS

Subject to Completion
September 26, 2012

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
A NEVADA CORPORATION

7,500,000 OF COMMON STOCK

The prospectus relates to the resale to the public by certain selling shareholders of Essential Innovations Technology Corp. of up to 7,500,000 shares of our common stock with a par value of $0.001.

The selling shareholders will be offering their shares of common stock at a price of $0.20 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA"), for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

We will not receive any proceeds from the resale of shares of our common stock by the selling shareholders. We will pay for expenses of this offering.

The selling shareholders may be deemed to be "underwriters," as such term is defined in the Securities Act.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 9 of this prospectus before investing in our common stock.

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is September 26, 2012

PROSPECTUS SUMMARY

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section beginning on page 8 of this Prospectus and the “Management's Discussion and Analysis of Financial Position and Results of Operations” section elsewhere in this Prospectus.

Prospectus Summary

Prospective investors are urged to read this prospectus in its entirety. Corporate Background:

We were incorporated in the State of Nevada on April 4, 2001. We are a development stage company; having entered into the development stage on November 1, 2009. Our primary business objective is focused towards research and development, commercialization and market entry strategies for the intellectual property that we have acquired in regards to multiple “green” and environmental technology applications such as fluid heating, electricity generation and water treatment/purification.

Our offices are currently located at 3F Shun Feng, International Centre, 182 Queens Road East, Hong Kong, SAR, China. Our fiscal year end is October 31.

Our auditors have issued an audit opinion which includes a statement describing substantial doubt about our ability to continue as a going concern.

The Offering:

Securities Being Offered	Up to 7,500,000 shares of common stock

Offering Price

The selling shareholders will sell our shares at $0.20 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We cannot ensure that our shares will be quoted on the OTC Bulletin Board. We determined this offering price based upon the price of the last, sale of our common stock to investors.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus

Termination of the Offering

The offering will conclude when all of the 7,500,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued and to be Issued	17,332,445 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Financial Summary Information

All references to currency in this Prospectus are to U.S. Dollars, unless otherwise noted.

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the "Management’s Discussion and Analysis of Financial Position and Results of Operations" section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

Income Statement Data

	Nine Months Ended July 31, 2012	Year Ended October 31, 2011	Year Ended October 31, 2010
Revenues	-	-	-
Operating Expenses	$1,210,422	$232,010	$171,611
Net Loss	$1,155,422	$184,717	$171,611
Other income	$55,000	$47,293	Nil
Net Loss Per Share	($0.07)	($0.05)	($0.01)

Balance Sheet Data

	Nine Months Ended July 31, 2012	Year Ended October 31, 2011	Year Ended October 31, 2010
Working Capital (Deficiency)	($1,485,872)	($975,427)	($2,017,476)
Total Assets	$768,068	Nil	Nil
Total Current Assets	$8,339	Nil	Nil
Total Liabilities	$1,494,211	$975,427	$2,017,476
Total Current Liabilities	$1,494,211	$975,427	$2,017,476

Emerging Growth Company

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of:

          (A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

          (B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

          (C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

          (D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b -2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

RISK FACTORS

Before making an investment decision, prospective investors should carefully consider, along with other matters referred to in this prospectus, the following risk factors, which have set forth all of the material risks inherent in and affecting our business and this offering. Please consider the following risk factors before deciding to invest in our common stock:

Risks Associated with Our Financial Condition

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

We incurred a net loss of $1,511,750 for the period from November 1, 2009 to July 31, 2012. On August 1, 2012, we had cash of $8,339. Because we are in the development stage and are yet to attain profitable operations, in their report on our financial statements for the years ended October 31, 2011 and 2010, our independent auditors included an explanatory paragraph regarding their substantial doubt about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the management’s assessment of our ability to continue as a going concern.

If we are unable to obtain financing in the amounts and on terms and dates acceptable to us, we may not be able to expand or continue our operations and developments and so may be forced to scale back or cease operations or discontinue our business and you could lose your entire investment.

We do not currently have any arrangement for financing. For the foreseeable future, we intend to fund our operations and capital expenditures from limited cash flow and our cash on hand. If our capital resources are insufficient, we will have to raise additional funds for the continued development of our business and the marketing of our products. Such additional funds may be raised through the sale of additional stock, stockholder and director advances and/or commercial borrowing. There can be no assurance that a financing will continue to be available if necessary to meet these continuing development costs or, if the financing is available, that it will be on terms acceptable to us. The issuance of additional equity securities by us will result in a significant dilution in the equity interests of our stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may not be able to expand or continue our operations and developments and so may be forced to scale back or cease operations or discontinue our business and you could lose your entire investment.

We currently have no significant operating capital and are dependent upon the success of this offering to be able to implement our business plan. We presently have no significant operating capital and are substantially dependent upon receipt of the proceeds from our sale of a substantial number of shares of this offering to provide the capital necessary to execute our business plan. No person has committed to purchase any shares in this offering, and we have no commitments for other funding. There is no minimum offering amount, and we cannot provide any assurance that we will raise any meaningful amount of capital in this offering. In the event that the proceeds from this offering are not sufficient, we will need to seek additional financing from commercial lenders or other sources, for which we have no commitments or arrangements, or we will be required to delay the implementation of our business plan.

Risks Associated with Our Business

We may not succeed if we are unable to attract employees and retain the services of our key personnel.

Our performance is substantially dependent on retaining current management and key personnel and on recruiting and hiring additional management and key personnel. In particular, we will rely on the expertise of Jason McDiarmid, our Chief Executive and Financial Officer. If we are unable to retain Mr. McDiarmid, or if we are unable to hire suitable sales, marketing, and operational personnel, we may not be able to successfully develop, improve, market, and sell products based on our technology. We have not obtained key-man life insurance on our officers or directors. Competition for individuals with the qualifications that we require is intense, and we may not be able to attract, assimilate, or retain these highly qualified people. The failure to attract, integrate, motivate, and retain these employees could harm our business.

It may be difficult for our stockholders to enforce any civil liabilities against us or our officers or directors because many of our officers and substantially all of our operations are currently outside the United States.

Many of our assets are located outside the United States, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state.

If we are unable to protect our intellectual property rights, we may be unable to compete successfully.

We believe that our success will be dependent to a large extent on proprietary features of our technologies we have licensed. We expect that we may continue to use proprietary technologies for future product enhancements. Unauthorized parties may attempt to copy or otherwise obtain and use our products or technology. We have not patented any of our technologies or methods or obtained any copyright or trademark protection, and we have not entered into confidentiality or noncompetition agreements with any of our officers, directors, or employees. We cannot be certain that the steps we have taken will prevent unauthorized use of our technology, particularly in foreign countries where applicable laws may not protect our proprietary rights as fully as in the United States. We may be unable to adequately protect our proprietary technology and preclude competitors from independently developing products with functionality or features similar to those of our products.

We may be exposed to the risk of product liability claims in the future related to our environmental technologies under development.

Any future sales of the technologies will carry significant risks of product liability. Damage may exceed our product liability insurance and any successful product liability claim made against us could substantially reduce or eliminate any economic return to our stockholders or us.

We have chosen to limit the liability of our directors and indemnify our officers and directors to the maximum extent permitted by law, which may result in significant costs to us.

Our articles of incorporation limit the liability of directors to the maximum extent permitted by Nevada law. In addition, our bylaws require us to indemnify our directors and officers and allow us to indemnify our other employees and agents to the fullest extent permitted at law. Our chief executive officer, our former chief financial officer, and one of our employees have been named as defendants in a counterclaim against us, and we are advancing legal fees on their behalf and will indemnify them unless doing so is not allowed under Nevada law. These claims for indemnification may result in significant costs to us. If we permit indemnification for liabilities arising under the Securities Act of 1933 to directors, officers, or controlling persons under these provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is unenforceable.

Fluctuations in the value of the United States dollar as compared to other currencies may affect our financial performance.

We expect a substantial portion of our revenues to be based on sales and services rendered to customers outside the United States, in Canada and Asia. As a result, if the relative strength of the dollar increases as related to the value of the Canadian dollar and the relevant Asian currency, our financial performance would likely be adversely affected and it would become more difficult to compete with entities whose operations were conducted outside the United States in the relevant currencies. We have no plan or policy to utilize forward contracts or currency options to minimize this exposure, and even if these measures are implemented, they may not be cost-effective or fully offset such future currency risks.

If we are unable to successfully manage growth, our operations could be adversely affected, and our business may fail.

Our progress is expected to require the full utilization of our management, financial and other resources. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales personnel. There can be no assurance that management will be able to manage growth effectively.

Because we do not have sufficient insurance to cover our business losses, we might have uninsured losses, increasing the possibility that you may lose your investment.

We may incur uninsured liabilities and losses as a result of the conduct of our business. We do not currently maintain any comprehensive liability or property insurance. Even if we obtain such insurance in the future, we may not carry sufficient insurance coverage to satisfy potential claims. We do not carry any business interruption insurance. Should uninsured losses occur, any purchasers of our common stock could lose their entire investment.

We may have liabilities to affiliated or unaffiliated third parties incurred in the regular course of our business.

We will regularly do business with third party vendors, customers, suppliers and other third parties and thus we are always subject to the risk of litigation from customers, employees, suppliers or other third parties because of the nature of our business. Litigation could cause us to incur substantial expenses and, negative outcomes of any such litigation could add to our operating costs which would reduce the available cash from which we could fund our ongoing business operations.

Our market is characterized by rapid technological change, and if we fail to develop and market new technologies rapidly, we may not become profitable in the future.

The environmental and renewable energy industries are characterized by rapid technological change that could render our existing technologies obsolete. The development of our technologies entails significant technical and business risks. We can give no assurance that we will successfully use new technologies effectively or adapt our technologies to other customer requirements or needs. If our management is unable, for technical, legal, financial, or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, we may never become profitable which may result in the loss of all or part of your investment.

Our technical systems are vulnerable to interruption and damage that may be costly and time-consuming to resolve and may harm our business and reputation.

A disaster could interrupt our services for an indeterminate length of time and severely damage our business, prospects, financial condition and results of operations. Our systems and operations are vulnerable to damage or interruption from fire, floods, network failure, hardware failure, software failure, power loss, telecommunication failures, break-ins, terrorism, war or sabotage, computer viruses, denial of service attacks, penetration of our network by unauthorized computer users and "hackers" and other similar events, and other unanticipated problems.

We may not have developed or implemented adequate protections or safeguards to overcome any of these events. We may also not have anticipated or addressed many of the potential events that could threaten or undermine our technology network. Any of these occurrences could cause material interruptions or delays in our business, result in the loss of data or render us unable to provide services to our customers. In addition, if anyone can circumvent our security measures, he or she could destroy or misappropriate valuable information or disrupt our operations. Our insurance, if any, may not be adequate to compensate us for all the losses that may occur as a result of a catastrophic system failure or other loss, and our insurers may decline to do so for a variety of reasons.

If we fail to address these issues in a timely manner, we may lose the confidence of our customers, and our revenue may decline and our business could suffer.

The loss of the services of our executive officer would disrupt our operations and interfere with our ability to compete.

We depend upon the continued contributions of our executive officer. Our executive officer handles all of the responsibilities in the area of corporate administration and business development. We do not carry key person life insurance on any of their lives and the loss of services of any of these individuals could disrupt our operations and interfere with our ability to compete with others.

Risks Associated with Our Common Stock

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

There is currently no active trading market for our common stock and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in shares of our common stock and we are not aware that any market maker has any such intention. We cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of development stage companies, which may adversely affect the market price of our common stock in a material manner.

Since our common stock has not traded for a substantial period of time and, if a market ever develops for our common stock, the price of our common stock is likely to be highly volatile and may decline after the offering. If this happens, investors may have difficulty selling their shares and may not be able to sell their shares at all.

There is no public market for our common stock and we cannot assure you that a market will develop or that any stockholder will be able to liquidate his or her investment without considerable delay, if at all. A trading market may not develop in the future, and if one does develop, it may not be sustained. If an active trading market does develop, the market price of our common stock is likely to be highly volatile. The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

  variations in our quarterly operating results;

  changes in market valuations of similar companies;

  announcements by us or our competitors of significant new products; and,

  the loss of key management.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies' securities and that have often been unrelated to the operating performance of these companies. Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and purchasers who acquire shares from the selling stockholders may lose some or all of their investment.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock, when and if such market develops. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the selling stockholders may lose some or all of their investment.

Because we can issue additional shares of our common stock, purchasers of our common stock may experience dilution in their ownership of our company in the future.

We are authorized to issue up to 500,000,000 shares of common stock. As of September 10, 2012 there were 17,332,445 shares of our common stock issued and outstanding and no shares of our preferred stock issued and outstanding. Our board of directors has the authority to cause our company to issue additional shares of common stock or preferred stock without the consent of any of our stockholders. Consequently, our stockholders may experience dilution in their ownership of our company in the future.

Because we do not intend to pay any dividends on our common stock, investors seeking dividend income or liquidity should not purchase shares of our common stock in this offering.

We do not currently anticipate declaring and paying dividends to our stockholders in the foreseeable future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our working capital. Prospective investors seeking or needing dividend income or liquidity should, therefore, not purchase our common stock. We currently have no material revenues and a history of losses, so there can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of shares of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors, which currently do not intend to pay any dividends on shares of our common stock for the foreseeable future.

Our stock is a penny stock. Trading of our stock may be restricted by the Securities and Exchange Commission's penny stock regulations which may limit a stockholder's ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described above, the Financial Industry Regulatory Authority, which we refer to as FINRA, has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our common stock and have an adverse effect on the market for shares of our common stock.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the resale of the securities offered through this Prospectus by the selling security holders. The selling security holders will receive all proceeds from this offering.

DETERMINATION OF OFFERING PRICE

The selling security holders may sell the 7,500,000 common shares being registered in this prospectus at prevailing market prices or privately negotiated prices. The number of common shares that may be actually sold by a selling security holder will be determined at the discretion of that selling security holder. The selling security holders are neither obligated to sell all or any portion of the common shares offered, nor are they obligated to sell such shares immediately under this Prospectus. The security holders may sell common stock at any privately negotiated price which may be influenced by factors such as a shareholder's own cash requirements, or objective criteria of value such as the market value of our assets.

DILUTION

All of the 7,500,000 shares of our common stock to be sold by the selling security holders are currently issued and outstanding, and will therefore not cause dilution to any of our existing stockholders.

SELLING SECURITY HOLDERS

As of September 10, 2012 our company has 500,000,000 common shares authorized with a par value of $0.001 per share with 17,332,445 common shares outstanding.

The 17 selling security holders are offering for sale 7,500,000 shares of our issued and outstanding common stock which they obtained through the following private transactions:

  Effective October 15, 2011, we issued an aggregate of 4,866,167 common shares pursuant to the conversion of outstanding debt as a result of accrued and unpaid compensation in the total amount of $729,925. These shares were issued to three (3) non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended). Of these shares, 3,225,000 are being registered in this Prospectus on behalf of the selling security holders.

  Effective October 15, 2011, we issued an aggregate of 1,112,273 common shares pursuant to the conversion of outstanding shareholder loans in the total amount of $166,841. These shares were issued to six (6) non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended). Of these shares, 300,000 are being registered in this Prospectus on behalf of the selling security holders.

  Effective October 15, 2011, we issued an aggregate of 2,200,000 common shares pursuant to agreements for consulting services provided. These shares were issued to two (2) non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended). Of these shares, 1,000,000 are being registered in this Prospectus on behalf of the selling security holders.

  Effective January 15, 2012, we issued an aggregate of 4,227,500 common shares pursuant to the terms of consulting agreements. These shares were issued to eight (8) non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended). Of these shares, 3,850,000 are being registered in this Prospectus on behalf of the selling security holders.

  Effective January 31, 2012, we issued an aggregate of 150,000 common shares pursuant to the conversion of outstanding debt as a result of accrued and unpaid compensation in the total amount of $30,000. These shares were issued to one (1) non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended). Of these shares none are being registered in this Prospectus on behalf of the selling security holders.

  Effective January 15, 2012, 2011, we issued an aggregate of 1,000,000 common shares pursuant to the terms of our technology rights agreements with Vortex Energy Research Inc.. These shares were issued to two (2) non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended). Of these shares, 375,000 are being registered in this Prospectus on behalf of the selling security holders.

The following table provides information as of September 10, 2012 regarding the beneficial ownership of our common stock by each of the selling security holders, including:

  the number of shares owned by each prior to this offering;

  the number of shares being offered by each;

  the number of shares that will be owned by each upon completion of the offering, assuming that all the shares being offered are sold;

  the percentage of shares owned by each; and

  the identity of the beneficial holder of any entity that owns the shares being offered.

Name of Selling Security Holder	Shares Owned Prior to this Offering (1)	Percent % (2)	Maximum Numbers of Shares Being Offered	Beneficial Ownership After Offering	Percentage Owned upon Completion of the Offering (2)
Christy Fabros (5)	754,750	4.4	475,000	279,750	1.6
Angelita Fabros (5)	655,250	3.8	350,000	305,250	1.7

Stevan Perry	508,484	2.9	250,000	258,484	1.5
Paul Guterres	769,334	4.4	745,000	24,334	(3)
Jaki Gibbs	434,000	2.5	425,000	9,000	(3)
Morpheus Financial (4)	693,333	4.0	660,000	33,333	(3)
Kenneth Telford	564,678	3.3	400,000	164,678	1
Fannie Mao Guterres	327,500	1.9	240,000	87,500	(3)
Deacon Matheson	750,000	4.3	750,000	0	0
Tanh Tri Hanh	375,000	2.2	375,000	0	0
Mike Murphy	625,000	3.6	625,000	0	0
Paul Yu	500,000	2.9	500,000	0	0
Sean Piekaar	250,000	1.4	125,000	125,000	(3)
Dave Speers	250,000	1.4	125,000	125,000	(3)
Constantine Paskilidis	540,000	3.1	540,000	0	0
Domenic Stann	540,000	3.1	540,000	0	0
Dianne McDiarmid (6)	375,000	2.2	375,000	0	0

Total	8,912,329	51.4	7,500,000

(1)

The number and percentage of shares beneficially owned is determined to the best of our knowledge in accordance with the Rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting or investment power and also any shares which the selling security holder has the right to acquire within 60 days of the date of this Prospectus.

(2)	The percentages are based on 17,332,445 shares of our common stock issued and outstanding and as at September 10, 2012.
(3)	Less than 1%.
(4)	Monica Chu has voting and dispositive control over securities held by Morpheus Financial
(5)	Christy Fabros and Angelita Fabros are the former common-law wife and mother in-law of our sole director.
(6)	Dianne McDiarmid is our sole director’s and officer’s mother.

Except as otherwise noted in the above list, the named party beneficially owns and has sole voting and investment power over all the shares or rights to the shares. The numbers in this table assume that none of the selling security holders will sell shares not being offered in this Prospectus or will purchase additional shares, and assumes that all the shares being registered will be sold.

Other than as described above, none of the selling security holders or their beneficial owners has had a material relationship with us other than as a security holder at any time within the past three years, or has ever been one of our officers or directors or an officer or director of our predecessors or affiliates.

None of the selling security holders are broker-dealers or affiliates of a broker-dealer.

PLAN OF DISTRIBUTION

There is no assurance that our common stock will become quoted on the OTC Bulletin Board.

The selling security holders may sell some or all of their shares of our common stock in one or more transactions, including block transactions:

  on such public markets as the securities may be trading;

  in privately negotiated transactions; or

  in any combination of these methods of distribution.

The selling security holders may offer our common stock to the public:

  at the market price prevailing at the time of sale as quoted on the OTC Bulletin Board;

  at a price related to such prevailing market price as quoted on the OTC Bulletin Board; or

  at such other price as the selling security holders determine.

We are bearing all costs relating to the registration of our common stock. The selling security holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the shares of our common stock.

The selling security holders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of our common stock. In particular, during such times as the selling security holders may be deemed to be engaged in a distribution of any securities, and therefore be considered to be an underwriter, they must comply with applicable laws and may, among other things:

  furnish each broker or dealer through which our common stock may be offered such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer;

  not engage in any stabilization activities in connection with our securities; and

  not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The selling security holders and any underwriters, dealers or agents that participate in the distribution of our common stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Our common stock may be sold from time to time by the selling security holders in one or more transactions at a fixed offering price, which may be changed, at varying prices determined at the time of sale or at negotiated prices if our common stock becomes quoted on the OTC Bulletin Board and a market for the stock develops. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

The selling security holders and any broker-dealers acting in connection with the sale of the common stock offered under this Prospectus may be deemed to be underwriters within the meaning of section 2(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act. Neither we nor the selling security holders can presently estimate the amount of such compensation. We know of no existing arrangements between the selling security holders and any other security holder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock. Because the selling security holders may be deemed to be “underwriters” within the meaning of section 2(11) of the Securities Act, the selling security holders will be subject to the prospectus delivery requirements of the Securities Act. Each selling security holder has advised us that they have not yet entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their shares. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

Regulation M

During such time as the selling security holders may be engaged in a distribution of any of the securities being registered by this Prospectus, the selling security holders are required to comply with Regulation M under the Exchange Act. In general, Regulation M precludes any selling security holder, any affiliated purchaser and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete.

Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling security holders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this Prospectus, and we have also advised the selling security holders of the requirements for delivery of this Prospectus in connection with any sales of the shares offered by this Prospectus.

With regard to short sales, the selling security holders cannot cover their short sales with securities from this offering. In addition, if a short sale is deemed to be a stabilizing activity, then the selling security holders will not be permitted to engage in such an activity. All of these limitations may affect the marketability of our common stock.

Penny Stock Rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC which:

  contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

  contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violations of such duties or other requirements of federal securities laws;

  contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask prices;

  contains the toll-free telephone number for inquiries on disciplinary actions;

  defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

  contains such other information, and is in such form (including language, type size, and format) as the SEC shall require by rule or regulation.

Prior to effecting any transaction in a penny stock, a broker-dealer must also provide a customer with:

  the bid and ask prices for the penny stock;

  the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock;

  the amount and a description of any compensation that the broker-dealer and its associated salesperson will receive in connection with the transaction; and

  a monthly account statement indicating the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser's written acknowledgment of the receipt of a risk disclosure statement, (ii) a written agreement to transactions involving penny stocks, and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our securities, and therefore our stockholders may have difficulty selling their shares.

Blue Sky Restrictions on Resale

When a selling security holder wants to sell shares of our common stock under this Prospectus in the United States, the selling security holder will need to comply with state securities laws, also known as “blue sky laws,” with regard to secondary sales. All states offer a variety of exemptions from registration of secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under section 12(g) of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling security holder will be able to advise the stockholder as to which states have an exemption for secondary sales of our common stock.

Any person who purchases shares of our common stock from a selling security holder pursuant to this Prospectus, and who subsequently wants to resell such shares will also have to comply with blue sky laws regarding secondary sales.

When this Registration Statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether he will need to register or may rely on an exemption from registration.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 500,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock.

Common Stock

As of September 10, 2012 there were 17,332,445 issued and outstanding shares of our common stock held by 190 holders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We have an authorized class of preferred stock consisting of 10,000,000 shares of preferred stock. No shares of preferred stock are currently issued and outstanding

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants and Options

As of the date of this Prospectus, there are warrants to purchase 675,057 shares of our common stock and options to purchase 601,250 shares of our common stock outstanding.

Convertible Securities

We have not issued any securities convertible into shares of our common stock or granted any rights convertible or exchangeable into shares of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Experts

Our audited financial statements for the 12 month periods ended October 31, 2011 and October 31, 2010 have been included in this Prospectus in reliance upon Peterson Sullivan LLP, an independent registered public accounting firm, as experts in accounting and auditing.

DESCRIPTION OF BUSINESS

Forward-Looking Statements

This Prospectus contains forward-looking statements. To the extent that any statements made in this report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects”, “plans”, “will”, “may”, “anticipates”, “believes”, “should”, “intends”, “estimates” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, our ability to raise additional capital to finance our activities; the effectiveness, profitability and marketability of our products; legal and regulatory risks associated with the share exchange; the future trading of our common stock; our ability to operate as a public company; our ability to protect our intellectual property; general economic and business conditions; the volatility of our operating results and financial condition; our ability to attract or retain qualified personnel; and other risks detailed from time to time in our filings with the SEC, or otherwise.

Corporate History

We were incorporated under the laws of the state of Nevada on April 4, 2001. Our subsidiary, Essential Innovations Corporation (“EIC”), was engaged in the manufacturing and distribution of the “EI Elemental Heat Energy System” family of geoexchange heat pump products and technology for global markets. On March 6, 2006, we acquired all of the issued and outstanding shares of Pacific Geoexchange Inc. (“PGE”) and its wholly owned subsidiary, Earth Source Energy Inc. (“ESE”), which was engaged in the design and installation of geoexchange systems in western Canada and acted as a geoexchange project consulting company.

In order to secure the above acquisition, we took on funding through a secured lender, Laurus Master Fund (and associated companies). The operations of the acquired entities became highly detrimental to the business of our company and we were forced into litigation against the former owners, as well as other ancillary lawsuits against the acquired businesses, PGE (the holding company), and most principally ESE, (the operating company). Ultimately, we could not service the debt held by Laurus, the secured lender. The note was amended a number of times, but we were not able to fulfill our obligations. As a condition to not exercising their security on the loan, Laurus instructed us to file for de-registration from our securities disclosure obligations, which we did in December 2008.

Following this period, a new lender was found that in turn negotiated an agreement with Laurus, to take over their debt and replace them as the secured lender. Immediately after this agreement was formalized, the new lender foreclosed on the assets held by our company and our subsidiaries as settlement of a substantial portion of the outstanding debt. Since the date of foreclosure, March 27, 2009, we have worked diligently to find appropriate opportunities to establish business operations. In October 12, 2009, we also disposed of all of our subsidiaries and more recently we became the owners of various alternative energy and water treatment technologies which have become the focus of our operations.

Business Description

We have secured exclusive worldwide patent and distribution rights to certain unique technologies each with significant potential for environmental and economic benefit and impact. On January 15, 2012, we entered into an exclusive manufacturing, distribution and application agreement with Vortex Energy Research Inc. for the exclusive rights to certain technologies for use within the field of environmental and green solutions on a worldwide basis.

We will focus our activities on development and commercialization of these two primary technologies.

Technology A

The first technology is a new and improved method for the design of equipment used in the heating of a variety of fluids such as oil, water (to steam). Equipment constructed with our technology would also be able to provide continued evaporative techniques allowing for the preparation of fresh water from seawater (desalination). The invention relates generally to the heating effects of electrical resonance (sound) phenomena that are generated by a specific arrangement(s) of electrical heating elements in either direct or indirect contact with fluid mediums such as oil or water. The outcome of this process ultimately alters temperature, viscosity and surface tension and includes the potential for phase changes such as the production of steam and the evaporation of seawater for further collection and processing to fresh (potable) water. We believe that this technology is highly unique as it is not a conventional electric resistance heater and following extensive testing, data collection and analysis, the energy exchange appears to occur due to the resonance (or sonic) conditions imposed on the liquid. Our initial efforts will focus on the desalination capabilities of this technology.

Some of the largest global markets for the application of desalination technology, where the combination of rapidly growing populations, and significantly depleted ground water resources are prevalent are China, India and the Middle East region. China and India represent key target markets for our company initiatives given strong market relationships we already have existent in these countries and we believe that they are presently focused on finding near-term solutions for the large-scale seawater desalination market. Both countries have enormous populations in water stressed regions, and political backing for higher water tariffs, and absolutely require new and effective means to supply their people with available potable water supply.

The desalination market is driven by growing demand for water and rising marginal costs of supply. Falling costs of desalination have dramatically increased the size of the potential market. Traditional desalination poses an environmental issue because it involves energy use and brine discharges. As a whole, the desalination industry is unconsolidated, with a large number of small and medium sized players serving different niches. The strongest players can expect strong market growth as well as increases in market share.

Given that our technology offers a new and unique means of desalination through separation of the mineral content during the evaporation/condensation process (similar to a distillation outcome), we believe that we are able to mitigating the matter of large brine discharge. Additionally, our technology itself is far more energy efficient that the current conventional offerings. We believe that this technology offers potential for significant market impact for desalination by offering an economic benefit while considering the environmental sensitivity of the overall desalination process.

This technology has been granted patent-pending status with the US Patent and Trademark Office.

Technology B

The second technology is a new and improved method for the combined mechanical heating and transport of fluids. This technology particularly relates to the field of heat generation and most specifically to the heating of fluid mediums by mechanical means rather than by electrical means as with conventional electrical heating coils, through utilization of boundary layer principals and the process of cavitation. The technology is a distinct departure and differentiation from current market technology in that a single device may serve as both the source of the heat generation and also as the fluid transport or pumping mechanism.

Cavitation heaters are devices that transfer mechanical energy into thermal energy in a working fluid. The energy conversion in a cavitation heater has well known advantages in industrial applications where the working fluid can be damaged by contact with heating elements with a significant temperature differential (for example some food processing and chemical processing applications). Due to this differential some constituents of the fluid may come out of solution on a heat transfer surface (as in mineralization in water heaters and boilers) or where on-demand heating is needed (as in water for residential or commercial uses). These are examples of potential global markets where this technology could serve in offering substantial savings through operating efficiencies and reduction in service and maintenance costs.

For definition, "cavitation" refers to the formation of bubbles in the fluid so that the impeller is working in a mixed phase (liquid with gas bubbles) environment. Conventional pumps are not typically designed for mixed phase flow such as this. Cavitation heaters on the other hand can be designed to induce this mixed phase laminar flow as part of the agitation of the fluid that results in the thermal conversion.

In commercial cavitation heaters, the mechanical energy driving the heater (the Input energy - for example the motor driving the heater), is slightly less than the thermal energy which can then be found in fluid (as seen in the rise in temperature). This is because of the loss of energy in the conversion of mechanical to thermal energy due to inefficiencies of mechanical equipment. Ultimately, equipment that may be commercialized around this technology offers a more efficient option for heating water than that of a standard boiler which will also require significantly less maintenance as they are self cleaning and will not experience mineral build-up which reduces the efficiency of standard boilers.

This technology has been granted patent-pending status with the US Patent and Trademark Office.

We believe that each of these technologies can be scaled to suit a wide range of applications including residential, commercial, and even industrial. Each technology can potentially offer environmentally friendly, more-efficient operation than conventional technologies presently used in the marketplace. We plan to embark on a diligent and aggressive R&D effort to now build a data base of operating parameters and design considerations to optimize performance.

In this regards, we are currently focusing our efforts on:

  continued research and development of the technologies with field-testing and concurrent market entry strategies for our two proprietary technologies targeted towards active implementation of multiple pilot projects in the next 12 – 24 months;

  development of synergistic industry relationships and alliances with other technology companies or manufacturers of equipment which could be improved through the use of our technologies;

  providing of project design and consultative services to governments (primarily in Asia) and particularly large builders and developers that recognize environmental sensitivity and energy and water conservation as an important feature of land planning and infrastructure development; and

  execution of product licensing and distribution agreements for our proprietary technologies with such efforts initially directed towards key Asian markets of China, India, the Philippines, Vietnam, Thailand, as well as in the Middle East region, North, Central and parts of South America.

Employees

Currently, we do not have any employees other than our sole director and officer. We do not expect any material changes in the number of employees over the next 12 month period. We do and will continue to outsource contract employment as needed.

We engage contractors from time to time to consult with us on specific corporate affairs or to perform specific tasks in connection with our development programs.

Description of Property and Facilities

As of the date of this Prospectus, our executive, administrative, and operating offices are located at 3F Shun Feng, International Centre, 182 Queens Road East, Hong Kong, SAR, China. We believe these facilities are adequate for our current needs. The offices are currently provided to us at a cost of HKD$1,500 per year on a year to year basis. We believe that our office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

Competitive Business Conditions

There are a number of companies already active in the areas of environmental and renewable energy technology development and deployment that are substantially larger and better funded than we are and that have significantly longer histories in the respective marketplace. Our principal competitors for the commercialization of our technology set almost all of which have greater financial, technical, managerial, and marketing resources than we have.

We believe competition in marketing innovative environmental and renewable energy technology is based principally on the initial price of units as compared with traditional conventional systems, the period estimated to be required to recoup any higher installation costs from energy savings during operation, the reliability of the system, public familiarity with and acceptance of new technologies and systems, and the reputation of the manufacturer. To help us compete with other manufacturers with greater resources and established distribution channels, we will work to create synergistic relationships, strategic alliances and joint ventures with such larger entities if/when possible to assist to enhance our credibility and capabilities.

In our effort to compete, we intend to initiate discussions with potential candidates for joint venture or partnership possibilities. In seeking relationships, we emphasize the possible public image benefits from using environmentally friendly technologies, as well as marketing and revenue benefits. In endeavoring to this extent we have engaged the efforts of third-party sources with strong industry, private and governmental contacts in various global markets to assist us to launch our commercialization and market entry strategies over the next 12 – 24 months with the goal of establishing multiple pilot project sites for the different technologies herein.

While the competitors may be operating similar business models, we plan to build our competitive position in the industry through the following ways:

  build out our Board of Directors and Executive management team with skilled and proficient professionals;
  continue to develop and acquire highly innovative technologies that can be considered of a disruptive nature to those conventional technologies applied in the current marketplace provide a comprehensive range of environmental project and design consultative services;
  provide marketing and promotion services for the public awareness and reputation of sustainability initiatives.

However, since we are a newly-established company, we face the same problems as other new companies starting up in an industry. Our competitors may develop similar technologies to ours and use the same methods as we do and generally be able to respond more quickly to new or emerging technologies and changes in legislation and regulations relating to the industry. Additionally, our competitors may devote greater resources to the development, promotion and sale of their technologies or services than we do. Increased competition could also result in loss of key personnel, reduced margins or loss of market share, any of which could harm our business.

Compliance with Government Regulation

Some aspects of our intended operations will be subject to a variety of national, federal, provincial, state and local laws, rules and regulations in North America and worldwide relating to, among other things, worker safety and the use, storage, discharge and disposal of environmentally sensitive materials. For example, there is a federal law, the Resource Conservation Recovery Act (“RCRA”). RCRA is the principal legislation regulating hazardous waste generation, management and disposal. Under some of the laws regulating the use, storage, discharge and disposal of environmentally sensitive materials, an owner or lessee of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances located on or in, or emanating from, such property, as well as related costs of investigation and property damage. Laws of this nature often impose liability without regard to whether the owner or lessee knew of, or was responsible for, the presence of hazardous or toxic substances. These laws and regulations may require removal or remediation of pollutants and may impose civil and criminal penalties for violations. Some of the laws and regulations authorize the recovery of natural resource damages by the government, injunctive relief and the imposition of stop, control, remediation and abandonment orders. The costs arising from compliance with environmental and natural resource laws and regulations may increase operating costs for both us and our potential customers. We are also subject to safety policies of jurisdictional-specific Workers Compensation Boards and like agencies regulating the health and safety of workers.

In addition to the forgoing, in the future our US, Canadian and global operations may be affected by regulatory and political developments by federal, state, provincial and local laws and regulations including but not limited to restrictions on trading of offset credits, verification of offset projects and related offset credits, price controls, tax increases, expropriation of property, modification or cancellation of contract rights, and joint ventures or other strategic alliances controls.

We are not aware of any material violations of environmental permits, licenses or approvals issued with respect to our operations. We expect to comply with all applicable laws, rules and regulations relating to our intended business. At this time, we do not anticipate any material capital expenditures to comply with environmental or various regulations and requirements.

While our intended projects or business activities have been designed to produce environmentally friendly green energy or other alternative products for which no specific existing regulations present barriers on our proposed business, any regulatory changes that impose additional restrictions or requirements on us or on our potential customers could adversely affect us through increased operating costs and potential decreased demand for our technologies or products or services, which could have a material adverse effect on our results of operations.

Research and Development Expenditures

We have not incurred any research and development expenditures over the past two fiscal years.

Subsidiaries

We do not have any subsidiaries.

Intellectual Property

We have filed patent documentation for 2 technologies we have acquired with the United States Patent and Trademark Office (USPTO).

LEGAL PROCEEDINGS

On July 16, 2007, our former subsidiary, Earth Source Energy Inc, filed a lawsuit in the Supreme Court of British Columbia against Lynn Mueller, Mark McCooey, and Free Energy Solutions, Inc. The suit alleged that Mueller, a former vice president of Earth Source, and McCooey, a former consultant to Earth Source, breached their noncompetition agreements with Earth Source and their fiduciary obligations to it, either wrongfully or dishonestly assisted by Free Energy Solutions. Earth Source’s lawsuit sought unspecified monetary damages, a return of its proprietary information, and an injunction prohibiting defendants from using its confidential and proprietary information and soliciting the business of its customers.

On November 14, 2007, the defendants in the lawsuit filed by our former subsidiary, Earth Source Energy Inc. (Supreme Court of British Columbia, No. S 074136, Vancouver Registry), Lynn Mueller, Mark McCooey, and Free Energy Solutions Inc. filed a counterclaim against us, our president and chief executive officer, Jason McDiarmid, our former chief financial officer, Kenneth G.C. Telford and vice-president, Stevan Perry, alleging breach of contract, wrongful dismissal, defamation, abuse of process, and other claims. We believe that the counterclaims were entirely without merit and were vigorously defended.

Although this lawsuit remains on record with the Courts, a resolution has not been pursued by either our company, the Defendants and/or the Counterclaimants since late Calendar 2008 and as such is not deemed by management to be of any material consequence to the going forward plan for the business.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not traded on any exchange. We intend to engage a market maker to apply to have our common stock quoted on the OTC Bulletin Board once this Registration Statement has been declared effective by the SEC; however, there is no guarantee that we will obtain a listing.

There is currently no trading market for our common stock and there is no assurance that a regular trading market will ever develop. OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To have our common stock listed on any of the public trading markets, including the OTC Bulletin Board, we will require a market maker to sponsor our securities. We have not yet engaged any market maker to sponsor our securities and there is no guarantee that our securities will meet the requirements for quotation or that our securities will be accepted for listing on the OTC Bulletin Board. This could prevent us from developing a trading market for our common stock.

Holders

We are registering 7,500,000 shares of our common stock under the Securities Act of 1933 for sale by the selling securities holders named in this prospectus. There are currently 190 holders of record of our common stock. We currently act as our own registrar and transfer agent for our common shares.

Dividend Policy

We have not declared or paid any cash dividends since inception. We intend to retain future earnings, if any, for use in the operation and expansion of our business and do not intend to pay any cash dividends in the foreseeable future. There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

  we would not be able to pay our debts as they become due in the usual course of business; or

  our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

Securities Authorized for Issuance Under Equity Compensation Plans

We have no long-term incentive plans.

FINANCIAL STATEMENTS

Our audited financial statements for the twelve month periods ended October 31, 2011 and October 31, 2010 are included in this prospectus. Our unaudited financial statements for the nine month period ended July 31, 2012 are also included. Our financial statements are prepared in accordance with United States generally accepted accounting principles and are stated in United States Dollars (US$). The financial statements appear beginning on page F-1.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Essential Innovations Technology Corp.
Hong Kong, China

We have audited the accompanying balance sheets of Essential Innovations Technology Corp. ("the Company") (a development stage company) as of October 31, 2011 and 2010, and the related statements of operations, stockholders' equity (deficiency), and cash flows for the years then ended, and for the cumulative period from November 1, 2009 (date of commencement of development stage) to October 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Essential Innovations Technology Corp. as of October 2011 and 2010, and the results of its operations and its cash flows for the years then ended, and for the cumulative period from November 1, 2009 (date of commencement of development stage) to October 31, 2011, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenue since commencement of the development stage, has a substantial accumulated deficit, and does not have positive cash flows from operating activities. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington
September 19, 2012

ESSENTIAL INNOVATIONS
TECHNOLOGY CORP
(a development stage enterprise)
Balance Sheets
October 31, 2011 and 2010

	2011	2010

Assets

Current assets:	$-	$-

Total assets	$-	$-

Liabilities and Stockholders' Deficiency

Current liabilities:

Accounts payable	$466,501	$487,034

Accrued expenses	-	210,000

Accrued compensation	-	645,925

Advances for subscriptions	13,977	13,977

Amounts due to stockholder	3,650	2,400

Advances due to related parties	-	166,841

Current portion of long term debt	491,299	491,299

Total current liabilities	975,427	2,017,476

Stockholders' Equity (Deficiency)

Preferred stock: $0.001 par value, authorized 500,000 shares, issued and outstanding nil shares (2010 - nil)	-	-
Common stock: $0.001 par value, authorized 25,000,000 shares, issued and outstanding 11,622,560 shares (2010 - 3,444,120)	11,622	3,444
Additional paid-in capital	1,218,588	-

Accumulated deficit	(1,849,309)	(1,849,309)

Deficit accumulated during development stage	(356,328)	(171,611)

Total stockholders' equity (deficiency)	(975,427)	(2,017,476)

Total liabilities and stockholders' equity (deficiency)	$-	$-

See accompanying notes to financial statements

ESSENTIAL INNOVATIONS
TECHNOLOGY CORP
(a development stage enterprise)
Statements of Operations
For the Years Ended October 31, 2011 and 2010 and for the period from commencement of development stage, November 1, 2009,
to October 31, 2011

			cumulative from
			commencement of
			development stage,
			November 1, 2009,
			to October 31,
	2011	2010	2011

Revenue	$-	$-	$-

Expenses:

General and administrative	232,010	171,611	403,621

Total operating expenses	232,010	171,611	403,621

Loss from operations	(232,010)	(171,611)	(403,621)

Gain on debt forgiveness	47,293	-	47,293

Net Loss	$(184,717)	$(171,611)	$(356,328)

Net loss per share

Basic and diluted net loss per share	$(0.05)	$(0.05)

Weighted average number of shares outstanding

Basic and diluted	3,802,627	3,444,120

See accompanying notes to financial statements

ESSENTIAL INNOVATIONS TECHNOLOGY CORP
(a development stage enterprise)
Statements of Stockholders' Equity
(Deficiency)
For the Years Ended
October 31, 2011 and 2010

					Deficit
					Accumulated	Total
					during	Stockholders'
	Common		Additional Paid-	Accumulated	Development	Equity
	Stock		in Capital	Deficit	Stage	(Deficiency)
	Number of
	Shares	Amount

Balance October 31, 2009	3,444,120	$3,444	$19,245,950	$(21,095,259)	$-	$(1,845,865)

Effect of quasi- reorganization			(19,245,950)	19,245,950		-

Net loss	-	-	-		(171,611)	(171,611)

Balance October 31, 2010	3,444,120	3,444	-	(1,849,309)	(171,611)	(2,017,476)

Net loss	-	-	-		(184,717)	(184,717)

Common stock issued
October 15, 2011:
- for settlement of advances due to related parties	1,112,273	1,112	165,729			166,841

- for accrued remuneration	5,706,167	5,706	850,219			855,925

- for services received	800,000	800	119,200			120,000

- for services received from related parties	560,000	560	83,440			84,000

Balance October 31, 2011	11,622,560	$11,622	$1,218,588	$(1,849,309)	$(356,328)	$(975,427)

See accompanying notes to financial statements.

ESSENTIAL INNOVATIONS TECHNOLOGY CORP
(a development stage enterprise)
Statements of Cash Flows
For the Years Ended October 31, 2011 and 2010 and for the period from commencement of development stage, November 1, 2009,
to October 31, 2011

			cumulative from
			commencement of
			development stage,
			November 1, 2009,
			to October 31,
	2011	2010	2011

Cash flows from operating activities:

Net loss	$(184,717)	$(171,611)	$(356,328)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services received	120,000	-	120,000
Common stock issued for services received from related parties	84,000	-	84,000
Gain on debt forgiveness	(47,293)	-	(47,293)

Changes in assets and liabilities
Accounts payable	26,760	25,211	51,971
Accrued expenses	-	60,000	60,000
Accrued compensation	-	84,000	84,000

Net cash used in operating activities	(1,250)	(2,400)	(3,650)

Cash provided by financing activities:
Advances from stockholder	1,250	2,400	3,650

Net cash provided by financing activities	1,250	2,400	3,650

Change in cash and cash at beginning and end of period	$-	$-	$-

See accompanying notes to financial statements.

ESSENTIAL INNOVATIONS TECHNOLOGY CORP
(a development stage enterprise)
Statements of Cash Flows (continued)
For the Years Ended October 31, 2011 and 2010 and for the period from commencement of development stage, November 1, 2009,
to October 31, 2011

Supplementary Information:

			cumulative from
			commencement of
			development
			stage, November
			1, 2009, to
	2011	2010	October 31, 2011

Non-cash transactions:
Common stock issued for settlement of advances due to related parties	$166,841	$-	$166,841
Common stock issued for accrued remuneration	855,925	-	855,925

See accompanying notes to financial statements.

NOTES TO FINANCIAL STATEMENTS

Note 1. Description of Business and Summary of Significant Accounting Policies

Organization

Essential Innovations Technology Corp. (the “Company”) was incorporated under the laws of the state of Nevada on April 4, 2001. On March 27, 2009 the Company’s assets and operations relating to the business of manufacture, sales and installation of geo exchange heat products and technology were foreclosed on in satisfaction of $2,413,070 owing to a secured lender. As virtually all of the assets and resources available to the Company were seized in the settlement of the debt owing to the secured lender, the Company ceased operations. All employees of the Company at the time of cessation of business were provided employment by the secured lender and the secured lender settled certain liabilities of the Company critical to their business. The Company disposed of all of its remaining subsidiaries in October 2009. Liabilities of these subsidiaries were generally assumed by the purchaser and the management is of the opinion that no liabilities of its former subsidiaries are attributable to the Company.

Following the foreclosure and disposal of subsidiaries, the Company went through a quasi reorganization of i) approving the consolidation of the Company’s outstanding stock on the basis of 1 new share for each 20 shares; and ii) revaluing assets and liabilities and applying the balance of Additional Paid in Capital, in the amount of $19,245,950 against accumulated deficit.

Development Stage

The Company is devoting substantially all of its efforts on establishing the business and principal operations have not commenced. All losses accumulated since inception of the development stage have been considered as part of the Company’s development stage activities.

The Company re- entered the development stage effective November 1, 2009.

Going Concern

The Company’s financial statements have been prepared in conformity with accounting principles generally accepted in the United States applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not generated any revenue since commencement of the development stage, has an accumulated deficit, and has had no positive cash flows from operations. As noted in Note 7 to these financial statements the Company acquired rights to certain intellectual property subsequent to October 31, 2011 and it is the Company’s intention to raise additional equity to finance development of a market for its products until positive cash flows can be generated from its operations. However, there can be no assurance that such additional funds will be available to the Company when required or on terms acceptable to the Company. Such limitations could have a material adverse effect on the Company’s business, financial condition or operations, and these financial statements do not include any adjustment that could result. Failure to obtain sufficient additional funding would necessitate the Company to reduce or limit its operating activities or even discontinue operations.

Basis of presentation

These financial statements have been prepared in accordance accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Advertising Expenses

Advertising costs are expensed as incurred. The Company did not incur any advertising costs during the years ended October 31, 2011 and 2010.

Income Taxes

Deferred income tax assets and liabilities are determined based on temporary differences between financial reporting and tax bases of assets and liabilities, operating loss, and tax credit carryforwards, and are measured using the enacted income tax rates and laws that will be in effect when the differences are expected to be recovered or settled. Realization of certain deferred income tax assets is dependent upon generating sufficient taxable income in the appropriate jurisdiction. The Company records a valuation allowance to reduce deferred income tax assets to amounts that are more likely than not to be realized. The initial recording and any subsequent changes to valuation allowances are based on a number of factors (positive and negative evidence). The Company considers its actual historical results to have a stronger weight than other, more subjective, indicators when considering whether to establish or reduce a valuation allowance.

The Company continually evaluates its uncertain income tax positions and may record a liability for any unrecognized tax benefits resulting from uncertain income tax positions taken or expected to be taken in an income tax return. Estimated interest and penalties are recorded as a component of interest expense and other expense, respectively.

Because tax laws are complex and subject to different interpretations, significant judgment is required. As a result, the Company makes certain estimates and assumptions in: (1) calculating its income tax expense, deferred tax assets, and deferred tax liabilities; (2) determining any valuation allowance recorded against deferred tax assets; and (3) evaluating the amount of unrecognized tax benefits, as well as the interest and penalties related to such uncertain tax positions. The Company's estimates and assumptions may differ significantly from tax benefits ultimately realized.

Net Loss Per Share

Basic net loss per share is calculated by dividing the net loss attributable to common shareholders by the weighted average number of common shares outstanding in the period. Diluted loss per share takes into consideration common shares outstanding (computed under basic loss per share) and potentially dilutive securities. For the years ended October 31, 2011 and 2010, outstanding stock options and warrants are antidilutive because of net losses, and as such, their effect has not been included in the calculation of diluted net loss per share. Common shares issuable are considered outstanding as of the original approval date for purposes of earnings per share computations.

Comprehensive Income (Loss)

The Company has no components of other comprehensive income (loss) and accordingly, no statement of comprehensive income (loss) is included in the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the fiscal year. The Company bases its estimates on historical experience, current conditions and on other assumptions that it believes to be reasonable under the circumstances. Actual results could differ from those estimates and assumptions.

Financial Instruments

The Company has the following financial instruments: accounts payable, advances for subscriptions, and amounts due to stockholders. The carrying value of these financial instruments approximates their fair value due to their liquidity or their short-term nature.

Share-Based Compensation

The Company accounts for stock-based awards at fair value on date of grant and recognition of compensation over the service period for awards expected to vest. The fair value of stock options is determined using the Black-Scholes valuation model, which is consistent with the Company's valuation techniques previously utilized for options in footnote disclosures.

Recent Accounting Pronouncements

The Company reviews recently adopted and proposed accounting standards on a continual basis. For the years ended October 31, 2011 and 2010 no new pronouncements had a material impact on the Company's financial statements.

Note 2. Term Loan

The foreclosure of the Company's operations and assets relating to the business of manufacture, sales and installation of geo exchange heat products and technology on March 27, 2009 were in satisfaction of $2,413,070 owing to a secured lender. The Company still owes $491,299 to a secured lender. By agreement, the secured lender has agreed that there will be no further interest, penalties or fees charged and that the Company has until October 31, 2013 to negotiate a settlement of this debt with the secured lender. The debt is secured by a charge over all the assets of the Company.

Note 3. Related-Party Transactions and Balances

Advances due to Stockholder

During the years ended October 31, 2011 and 2010 an officer and director of the Company advanced the Company $1,250 and $2,400 respectively. The balance owing of $3,650 as at October 31, 2011 is included in Amount due to a director.

Due to Related Parties

During 2011, $166,841 of amounts due to shareholders were settled in full by issuing 1,112,273 shares of common stock.

Accrued Remuneration and Services

During the years ended October 31, 2011 and 2010 an officer and director of the Company provided management services for which an amount of $84,000 per year was accrued.

During 2011, $799,925 of accrued compensation was settled in full by issuing 5,322,834 shares of common stock and $84,00 of services provided by an officer and director of the Company were settled in full by the issuance of 560,000 shares of common stock.

Note 4. Share Capital

Preferred Stock

The Company's authorized capital includes 500,000 shares of preferred stock of $0.001 par value. The designation of rights including voting powers, preferences, and restrictions shall be determined by the Board of Directors before the issuance of any shares.

No shares of preferred stock are issued and outstanding as of October 31, 2011 and 2010.

Common Stock

The Company is authorized to issue 25,000,000 shares of common stock, par value of $0.001.

On September 18, 2009, the Board of Directors approved the consolidation of the issued and outstanding common stock on the basis of one new share for each 20 shares, effective upon approval of the regulatory authorities. The Company's common stock was consolidated effective as of March 21, 2011 and the anthorized number of shares of common stock reduced to 25,000,000.

The application of this stock consolidations to share and per share amounts has been shown retroactively in these financial statements.

During 2011, the Company:

  issued 1,112,273 shares of common stock of the Company in settlement of amounts owing to related parties in the amount of $166,841 issued 4,866,167 shares of common stock of the Company in settlement of amounts owing to current and former employees of the Company in the amount of $729,925 issued 2,200,000 shares of common stock of the Company in settlement of amounts owing to consultants in the amount of $330,000

There were no shares of common stock of the Company issued during 2010.

Stock Purchase Warrants

At October 31, 2011, the Company had reserved shares of common stock for the following outstanding warrants to purchase 675,057 shares of the Company’s common stock:

Number of warrants	Exercise Price	Expiry
66,494	$ 0.02	2050
430,500	2.00	2012
178,063	2.00	2013
675,057

No warrants were issued in 2011 or 2010.

Note 5. Stock-Based Compensation

Although the Company does not have a formal stock option plan, it issues stock options to directors, employees, advisors and consultants. Stock options generally have a four- to five-year contractual term, vest immediately and have no forfeiture provisions. The fair value of each option granted is estimated at the date of grant using the Black-Scholes option pricing model. There were no stock options issued during the years ended October 31, 2011 and 2010.

A summary of the Company’s stock options as of October 31, 2011 is as follows:

		Weighted
	Number of	Average
	Options	Exercise Price
Outstanding at October 31, 2009	457,744	$ 11.75
Options expired	(122,750)	(13.40)
Outstanding at October 31, 2010	334,944	11.15
Options expired	(233,744)	(8.44)
Outstanding at October 31, 2011	101,250	$ 17.41

The following table summarizes stock options outstanding at October 31, 2011:

		Average Remaining	Number
	Number Outstanding at	Contractual Life	Exercisable at
Exercise Price	October 31, 2011	(Years)	October 31, 2011
$10.00	1,250	1.0	1,250
15.00	50,000	1.0	50,000
20.00	50,000	1.0	50,000
	101,250		101,250

As at October 31, 2011 101,250 shares of common stock were reserved for outstanding options. The Company’s policy is to issue new shares as settlement of options exercised. There were no options exercised during the years ended October 31, 2011 and 2010. The intrinsic value of stock options both outstanding and exercisable as of October 31, 2011 and 2010 is $nil.

Note 6. Income Taxes

No provision for income taxes has been made for the period since the Company incurred net losses.

Deferred Tax Assets

As of October 31, 2011, the Company has net operating losses of approximately $10,999,000 available for future deduction from taxable income derived in the United States which begin to expire in the year 2022. The potential benefit of net operating loss carryforwards has not been recognized in the consolidated financial statements since the Company cannot determine that it is more likely than not that such benefit will be utilized in future years. The components of the net deferred tax asset and the amount of the valuation allowance are as follows:

	2011	2010
Deferred tax assets:
Net operating loss carryforwards (expiring through 2031)	$3,740,000	$3,677,000
Valuation allowance	(3,740,000)	(3,677,000
Net deferred tax assets	$--	$--

The change in the valuation allowance was an increase of $63,000 for the year ended October 31, 2011 and an increase of $58,000 for the year ended October 31, 2010. The utilization of the tax net operating loss carry forwards may be limited due to ownership changes. The Company’s tax returns are open to examination for the years ended October 31, 2008 to 2011.

The difference between the benefit for income taxes and income taxes computed using the US federal income tax rate are as follows:

	2011	2010

Benefit computed using statutory rate (34%)	$(63,000)	$58,000
Change in valuation allowance	63,000	58,000
Net deferred tax assets	$--	$--

Note 7. Commitments and Contingencies

Litigation

On November 14, 2007, the defendants in a lawsuit filed by a former subsidiary of the Company filed a counterclaim against the Company and several of its officers, alleging breach of contract, wrongful dismissal, defamation, abuse of process, and other claims. The Company believes that the counterclaims are without merit and intends to defend them vigorously as it continues to press its claims that the individual defendants breached their noncompetition agreements with the Company and its former subsidiary as well as their fiduciary obligations. The Company’s management has determined that no provision for loss is necessary as of October 31, 2011.

Predecessor Company Obligations

As disclosed in Note 1, the Company has gone through a quasi-reorganization whereby certain assets and obligations were assumed by the secured lenders under terms of loan and security agreements due to loan payment default by the Company. Subsequently, the Company disposed of its former liabilities through sale and disposal of its former subsidiaries and not by means of bankruptcy or other Court authorized process. It is management’s opinion that it has properly recorded all liabilities carried over from the former operations of the Company and that obligations of the Company’s former subsidiaries have been properly transferred to the subsequent owners. No amount has been accrued for any potential claims as any potential liability cannot be estimated.

Note 8. Subsequent Events

Subsequent to October 31, 2011 the Company made the following share issuances:

  1,000,000 shares of common stock and options, exercisable for 5 years, to purchase 500,000 shares of common stock at $0.25 per share for the acquisition of rights to certain intellectual property, with a fair value of $260,000, from a company controlled by the father of the sole officer and director of the Company.

  150,000 shares of common stock to the sole director and officer for services with a fair value of $30,000.

  4,227,500 shares of common stock for services with a fair value of $1,048,500.

  87,500 shares of common stock for amounts owing of $17,500.

  244,885 shares of common stock for proceeds of $48,977.

On May 3, 2012 the Board of Directors approved the immediate increase in authorized shares of common stock to 500,000,000 shares with a par value of $0.001 per share.

ESSENTIAL INNOVATIONS TECHNOLOGY CORP
(a development stage enterprise)
Balance Sheets
July 31, 2012 and October 31, 2011
(unaudited)

	2012	2011
Assets

Current assets:
Cash	$8,339	$-
Total current assets	8,339	-

Intellectual property	760,068	-
Total assets	$768,407	$-

Liabilities and Stockholders' Deficiency

Current liabilities:
Accounts payable	$420,512	$466,501
Accrued expenses	15,000	-
Accrued compensation	60,000	-
Amount due for intellectual property purchase	500,000	-
Advances for subscriptions	-	13,977
Amounts due to stockholders	7,400	3,650
Current portion of long term debt	491,299	491,299
Total current liabilities	1,494,211	975,427

Stockholders' Equity (Deficiency)
Preferred stock: $0.001 par value, authorized 10,000,000 shares, issued and outstanding nil shares (2011 - nil)	-	-
Common stock: $0.001 par value, authorized 500,000,000 shares, issued and outstanding 17,332,445 shares (2011 - 11,622,560)	17,333	11,622
Additional paid-in capital	2,617,922	1,218,588

Accumulated deficit	(1,849,309)	(1,849,309)
Deficit accumulated during development stage	(1,511,750)	(356,328)
Total stockholders' equity (deficiency)	(725,804)	(975,427)
Total liabilities and stockholders' equity (deficiency)	$768,407	$-

See accompanying notes to financial statements

ESSENTIAL INNOVATIONS TECHNOLOGY CORP
(a development stage enterprise)
Statements of Operations
For the Nine Months Ended July 31, 2012 and 2011 and for the period from commencement of development stage, November 1, 2009,
to July 31, 2012
(unaudited)

			cumulative from
			commencement of
			development
			stage, November
			1, 2009, to July
	2012	2011	31, 2012

Revenue	$-	$-	$-

Expenses:
General and administrative	1,210,422	173,425	1,614,043

Total operating expenses	1,210,422	173,425	1,614,043
Loss from operations	(1,210,422)	(173,425)	(1,614,043)

Gain on debt forgiveness	55,000	-	102,293

Net Loss	$(1,155,422)	$(173,425)	$(1,511,750)

Net loss per share
Basic and diluted net loss per share	$(0.07)	$(0.05)

Weighted average number of shares outstanding
Basic and diluted	15,720,525	3,444,120

See accompanying notes to financial statements

ESSENTIAL INNOVATIONS TECHNOLOGY CORP
(a development stage enterprise)
Statements of Stockholders' Equity
(Deficiency) and Comprehensive Loss
(unaudited)

					Deficit
					Accumulated	Total
					during	Stockholders'
			Additional Paid-	Accumulated	Development	Equity
	Common Stock		in Capital	Deficit	Stage	(Deficiency)
	Number of
	Shares	Amount

Balance October 31, 2009	3,444,120	$3,444	$19,245,950	$(21,095,259)	$-	$(1,845,865)

Effect of quasi-reorganization			(19,245,950)	19,245,950		-

Net loss	-	-	-		(171,611)	(171,611)

Balance October 31, 2010	3,444,120	3,444	-	(1,849,309)	(171,611)	(2,017,476)

Net loss	-	-	-		(184,717)	(184,717)

Common stock issued on October 15, 2011

-for settlement of advances due to related parties	1,112,273	1,112	165,729	-	-	166,841

-for accrued remuneration	5,706,167	5,706	850,219	-	-	855,925

-for services received	800,000	800	119,200	-	-	120,000

-for services received from related parties	560,000	560	83,440			84,000

Balance October 31, 2011	11,622,560	$11,622	$1,218,588	$(1,849,309)	$(356,328)	$(975,427)

Net loss	-	-	-	-	(1,155,422)	(1,155,422)

Common stock issued for services received

- November 12, 2011	625,000	625	155,375			156,000

- December 15, 2011	1,440,000	1,440	358,560			360,000

- January 15, 2012	1,250,000	1,250	310,750			312,000

- January 31, 2012	37,500	38	7,462			7,500

- February 5, 2012	375,000	375	92,625			93,000

- February 15, 2012	500,000	500	119,500			120,000

Issuances on January 15, 2012 for intellectual property acquired

-Common stock	1,000,000	1,000	199,000	-	-	200,000

-Options	-	-	60,068	-	-	60,068

Common stock issued January 31, 2012 to related parties for services received	150,000	150	29,850	-	-	30,000

Common stock issued July 30, 2012 for funds received	244,885	245	48,732	-	-	48,977

Common stock issued July 30, 2012 for settlement of amounts owing	87,500	88	17,412	-	-	17,500

Balance July 31, 2012	17,332,445	$17,333	$2,617,922	$(1,849,309)	$(1,511,750)	$(725,804)

See accompanying notes to financial statements.

ESSENTIAL INNOVATIONS TECHNOLOGY CORP
(a development stage enterprise)
Statements of Cash Flows
For the Nine Months Ended July 31, 2012 and 2011 and for the period from commencement of development stage, November 1, 2009,
to July 31, 2012
(unaudited)

			cumulative from
			commencement of
			development stage,
			November 1, 2009,
	2012	2011	to July 31, 2012

Cash flows from operating activities:

Net loss	$(1,155,422)	$(173,425)	$(1,511,750)

Adjustments to reconcile net loss for the period to net cash used in operating activities:

Common stock issued to related parties for services received	30,000	-	114,000

Common stock issued for services received	1,048,500	-	1,168,500

Gain on forgiveness of debt	(55,000)	-	(102,293)

Changes in assets and liabilities:

Accounts payable	9,011	20,125	60,982

Accrued expenses	15,000	90,000	75,000

Accrued compensation	60,000	63,000	144,000

Net cash used in operating activities	(47,911)	(300)	(51,561)

Cash provided by financing activities:

Proceeds received for common stock	35,000		35,000

Advances from stockholders	21,250	-	21,250

Advances from director	-	300	3,650

Net cash provided by financing activities	56,250	300	59,900

Increase in cash during the period	8,339	-	8,339

Cash at beginning of the period	-	-	-

Cash at end of the period	$8,339	$-	$8,339

See accompanying notes to financial statements.

ESSENTIAL INNOVATIONS TECHNOLOGY CORP
(a development stage enterprise)
Statements of Cash Flows (continued)
For the Nine Months Ended July 31, 2012 and 2011 and for the period from commencement of development stage, November 1, 2009,
to July 31, 2012
(unaudited)

Supplementary Information:

			cumulative from
			commencement of
			development
			stage, November
			1, 2009, to July
	2012	2011	31, 2012

Non-cash transactions:

Common stock issued for settlement of amounts owing	$17,500	$-	$184,341

Common stock issued for accrued remuneration	-	-	855,925

Intellectual property acquired for common stock, options and committment for future cash payments	760,068	-	760,068

Common stock issued for settlement of subscriptions received in prior periods	13,977	-	13,977

See accompanying notes to financial statements.

NOTES TO FINANCIAL STATEMENTS

Note 1. Description of Business and Summary of Significant Accounting Policies

Organization

Essential Innovations Technology Corp. (the “Company”) was incorporated under the laws of the state of Nevada on April 4, 2001. On March 27, 2009 the Company’s assets and operations relating to the business of manufacture, sales and installation of geo exchange heat products and technology were foreclosed on in satisfaction of $2,413,070 owing to a secured lender. As virtually all of the assets and resources available to the Company were seized in the settlement of the debt owing to the secured lender the Company ceased operations. All employees of the Company at the time of cessation of business were provided employment by the secured lender and the secured lender settled certain liabilities of the Company critical to their business. The Company disposed of all of its remaining subsidiaries in October 2009. All liabilities of these subsidiaries were generally assumed by the purchaser and the Company retained no liability for any of the liabilities of its former subsidiaries.

Following the foreclosure and disposal of subsidiaries, the Company went through a quasi reorganization of i) approving the consolidation of the Company’s outstanding stock on the basis of 1 new share for each 20 shares; and ii) revaluing assets and liabilities and applying the balance of Additional Paid in Capital, in the amount of $19,245,950 against accumulated deficit.

Development Stage

The Company is devoting substantially all of its efforts on establishing the business and principal operations have not commenced. All losses accumulated since inception of the development stage have been considered as part of the Company’s development stage activities.

The Company re- entered the development stage effective November 1, 2009.

Interim Period Financial Statements

The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) for interim financial information and with the Securities and Exchange Commission’s instructions. Accordingly, they do not include all the information and footnotes required by GAAP for complete financial statements. The results of operations reflect interim adjustments, all of which are of a normal recurring nature and, in the opinion of management, are necessary for a fair presentation of the results for such interim period. The results reported in these interim financial statements should not be regarded as necessarily indicative of results that may be expected for the entire year. Certain information and note disclosure normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to the Securities and Exchange Commission’s rules and regulations. These unaudited interim financial statements should be read in conjunction with the audited financial statements included in the Company’s Annual Report for the year ended October 31, 2011.

Going Concern

The Company’s financial statements have been prepared in conformity with accounting principles generally accepted in the United States applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not generated any revenue since commencement of the development stage, has an accumulated deficit, and has had no positive cash flows from operations. As noted in Note 2 to these financial statements the Company acquired rights to certain intellectual property during the nine months ended July 31, 2012 and it is the Company’s intention to raise additional equity to finance development of a market for its products until positive cash flows can be generated from its operations. However, there can be no assurance that such additional funds will be available to the Company when required or on terms acceptable to the Company. Such limitations could have a material adverse effect on the Company’s business, financial condition or operations, and these financial statements do not include any adjustment that could result. Failure to obtain sufficient additional funding would necessitate the Company to reduce or limit its operating activities or even discontinue operations.

Intangible Assets

Intangible assets consist of geo-site rights and intellectual property. Intangible assets with definite lives or bases for productivity are recorded at cost and are amortized over the expected life or productivity base of the asset. Intangible assets with indefinite lives are not amortized but are evaluated periodically for impairment. Management tests intangible assets for impairment at least annually or more frequently whenever events or changes in circumstances indicate that the carrying value may not be recoverable. The Company determined that there is no impairment of intangible assets for the nine months ended July 31, 2012.

Advertising Expenses

Advertising costs are expensed as incurred. No advertising cost was incurred during the nine months ended July 31, 2012 and 2011.

Income Taxes

Deferred income tax assets and liabilities are determined based on temporary differences between financial reporting and tax bases of assets and liabilities, operating loss, and tax credit carryforwards, and are measured using the enacted income tax rates and laws that will be in effect when the differences are expected to be recovered or settled. Realization of certain deferred income tax assets is dependent upon generating sufficient taxable income in the appropriate jurisdiction. The Company records a valuation allowance to reduce deferred income tax assets to amounts that are more likely than not to be realized. The initial recording and any subsequent changes to valuation allowances are based on a number of factors (positive and negative evidence). The Company considers its actual historical results to have a stronger weight than other, more subjective, indicators when considering whether to establish or reduce a valuation allowance.

The Company continually evaluates its uncertain income tax positions and may record a liability for any unrecognized tax benefits resulting from uncertain income tax positions taken or expected to be taken in an income tax return. Estimated interest and penalties are recorded as a component of interest expense and other expense, respectively.

Because tax laws are complex and subject to different interpretations, significant judgment is required. As a result, the Company makes certain estimates and assumptions in: (1) calculating its income tax expense, deferred tax assets, and deferred tax liabilities; (2) determining any valuation allowance recorded against deferred tax assets; and (3) evaluating the amount of unrecognized tax benefits, as well as the interest and penalties related to such uncertain tax positions. The Company's estimates and assumptions may differ significantly from tax benefits ultimately realized.

Net Loss Per Share

Basic net loss per share is calculated by dividing the net loss attributable to common shareholders by the weighted average number of common shares outstanding in the period. Diluted loss per share takes into consideration common shares outstanding (computed under basic loss per share) and potentially dilutive securities. For the nine months ended July 31, 2012 and 2011, outstanding stock options and warrants are antidilutive because of net losses, and as such, their effect has not been included in the calculation of diluted net loss per share. Common shares issuable are considered outstanding as of the original approval date for purposes of earnings per share computations.

Comprehensive Income (Loss)

The Company has no components of other comprehensive income (loss) and accordingly, no statement of comprehensive income (loss) is included in the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the fiscal year. The Company bases its estimates on historical experience, current conditions and on other assumptions that it believes to be reasonable under the circumstances. Actual results could differ from those estimates and assumptions.

Financial Instruments

The Company has the following financial instruments: accounts payable, accrued expenses and compensation, and amounts due to a director and stockholder. The carrying value of these financial instruments approximates their fair value due to their liquidity or their short-term nature.

Share-Based Compensation

The Company accounts for stock-based awards at fair value on date of grant and recognition of compensation over the service period for awards expected to vest. The fair value of stock options is determined using the Black-Scholes valuation model, which is consistent with the Company's valuation techniques previously utilized for options in footnote disclosures.

Recent Accounting Pronouncements

The Company reviews recently adopted and proposed accounting standards on a continual basis. For the nine months ended July 31, 2012 no new pronouncements had a material impact on the Company's financial statements.

Note 2. Intellectual Property

During the nine months ended July 31, 2012 the Company acquired worldwide marketing rights to heating and cooling technology from a company controlled by the father of the sole officer and director of the Company (grantor) for 1,000,000 shares of common stock of the Company with a fair value of $200,000 and options to purchase 500,000 shares of common stock, until January 15, 2017, at an exercise price of $0.25 per share.

The Company will also pay, for an indefinite term, to the grantor a royalty of 3% of gross proceeds earned from sale or use of the technology. Additionally, the Company has agreed to pay to the grantor the amounts of $100,000 on or before January 1, 2013 and an additional $400,000 on or before June 30, 2013 for the grantor to use for prototyping and commercialization of the technology.

Note 3. Term Loan

The foreclosure of the Company's operations and assets relating to the business of manufacture, sales and installation of geo exchange heat products and technology on March 27, 2009 were in satisfaction of $2,413,070 owing to a secured lender. The Company still owes $491,299 to a secured lender. By agreement, the secured lender has agreed that there will be no further interest, penalties or fees charged and that the Company has until October 31, 2013 to negotiate a settlement of this debt with the secured lender. The debt is secured by a charge over all the assets of the Company.

Note 4. Related-Party Transactions and Balances

During the nine months ended July 31, 2012 a stockholder of the Company advanced $21,250. An amount of $17,500 was settled through the issuance of 87,500 shares of common stock. The balance owing as at July 31, 2012 of $3,750 is included in advances due to a stockholder.

During the nine months ended July 31, 2012 the Company accrued $90,000 of remuneration for its president and sole director and during this period $30,000 was settled through the issuance of 150,000 shares of common stock. The balance owing as at July 31, 2012 of $60,000 is included in accrued compensation.

Note 5. Share Capital

Preferred Stock

The Company's authorized capital includes 10,000,000 shares of preferred stock of $0.001 par value. The designation of rights including voting powers, preferences, and restrictions shall be determined by the Board of Directors before the issuance of any shares.

No shares of preferred stock are issued and outstanding as of July 31, 2012 and October 31, 2011.

Common Stock

The Company is authorized to issue 500,000,000 shares of common stock, par value of $0.001.

On September 18, 2009, the Board of Directors approved the consolidation of the issued and outstanding common stock on the basis of one new share for each 20 shares, effective upon approval of the regulatory authorities. The Company’s common stock was consolidated effective as of March 21, 2011 and the anthorized number of shares of common stock reduced to 25,000,000.

On May 3, 2012, the Board of Directors approved an increase of authorized shares of common stock to 500,000,000 shares, with a par value of $0.001 each effective immediately.

The application of the stock consolidation to share and per share amounts has been shown retroactively in these financial statements.

During the nine months ended July 31, 2012, the Company issued:

  150,000 shares of common stock to a related party for services provided with a fair value of $30,000

  4,227,500 shares of common stock for services received with a fair value of $1,048,500

  1,000,000 shares of common stock for the acquisition of intellectual property with a fair value of $200,000

  87,500 shares of common stock as settlement for advances of $17,500

  244,885 shares of common stock for $48,977 for funds received

During the year ended October 31, 2011, the Company issued:

  1,112,273 shares of common stock of the Company in settlement of amounts owing to related parties in the amount of $166,841

  4,866,167 shares of common stock of the Company in settlement of amounts owing to current and former employees of the Company in the amount of $729,925

  2,200,000 shares of common stock of the Company in settlement of amounts owing to consultants in the amount of $330,000

Stock Purchase Warrants

At July 31, 2012, the Company had reserved shares of common stock for the following outstanding warrants to purchase 675,057 shares of the Company’s common stock:

Number of warrants	Exercise Price	Expiry
66,494	$ 0.02	2050
430,500	2.00	2012
178,063	2.00	2013
675,057

Note 6. Stock-Based Compensation

Although the Company does not have a formal stock option plan, it issues stock options to directors, employees, advisors and consultants. Stock options generally have a four- to five-year contractual term, vest immediately and have no forfeiture provisions. The fair value of each option granted is estimated at the date of grant using the Black-Scholes option pricing model. There were 500,000 stock options issued during the nine months ended July 31, 2012.

A summary of the Company’s stock options for stock-based compensation as of July 31, 2012 is as follows:

		Weighted
	Number of	Average
	Options	Exercise Price
Outstanding at October 31, 2011	101,250	$ 17.41
Options issued	500,000	0.25
Options forfeited	-	-
Outstanding at July 31, 2012	601,250	$ 3.14

The following table summarizes outstanding options for stock-based compensation at July 31, 2012:

		Average Remaining	Number
	Number Outstanding at	Contractual Life	Exercisable at
Exercise Price	July 31, 2012	(Years)	July 31, 2012
$ 0.25	500,000	4.50	500,000
10.00	1,250	0.25	1,250
15.00	50,000	0.25	50,000
20.00	50,000	0.25	50,000
	601,250		601,250

No options were forfeited during the nine months ended July 31, 2012.

As at July 31, 2012, 601,250 shares of common stock were reserved for outstanding options.

The fair value of each option granted is estimated at the date of grant using the Black-Scholes option-pricing model. The assumptions used in calculating the fair value of the options granted were: risk-free interest rate of 5.0%, a 2.5 to 5-year expected life, a dividend yield of 0.0%, and a stock price volatility factor of 97% to 163%.

Note 7. Commitments and Contingencies

Litigation

On November 14, 2007, the defendants in a lawsuit filed by a former subsidiary of the Company filed a counterclaim against the Company and several of its officers, alleging breach of contract, wrongful dismissal, defamation, abuse of process, and other claims. The Company believes that the counterclaims are without merit and intends to defend them vigorously as it continues to press its claims that the individual defendants breached their noncompetition agreements with the Company and its former subsidiary as well as their fiduciary obligations. The Company’s management has determined that no provision for loss is necessary as of July 31, 2012.

Predecessor Company Obligations

As disclosed in Note 1 the Company has gone through a quasi-reorganization whereby certain assets and obligations were assumed by the secured lenders under terms of loan and security agreements due to loan payment default by the Company. Subsequently the Company disposed of its former liabilities through sale and disposal of its former subsidiaries and not by means of bankruptcy or other Court authorized process. It is management’s opinion that it has properly recorded all liabilities carried over from the former operations of the Company and that obligations of the Company’s former subsidiaries have been properly transferred to the subsequent owners. No amount has been accrued for any potential claims as any potential liability can not be estimated.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL POSITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this Prospectus. The discussion of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.

Forward Looking Statements

This Prospectus contains certain forward-looking statements. All statements other than statements of historical fact are “forward-looking statements” for the purposes of this Prospectus, including any projections of earnings, revenues, or other financial items; any statements of the plans, strategies, and objectives of management for future operation; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statements of assumptions underlying any of the foregoing. Such forward-looking statements are subject to inherent risks and uncertainties and actual results could differ materially from those anticipated by the forward-looking statements.

Overview

We are a development- stage company engaged in the commercialization and market entry strategies for the intellectual property that we have acquired in regards to multiple “green” and environmental technology applications such as fluid heating, electricity generation and water treatment/purification. We were incorporated under the laws of the State of Nevada on April 4, 2001.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment during the twelve months beginning September 1, 2012.

Personnel Plan

We do not expect any material changes in the number of employees during the twelve months beginning September 1, 2012. We do and will continue to outsource contract employment as needed.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors. Our principal capital resources have been through the subscription and issuance of common stock, although we have also used stockholder loans and advances from related parties.

Cash Requirements

We intend to continue to develop, protect and commercialize our intellectual property during the twelve months beginning September 1, 2012. We estimate our operating expenses and working capital requirements for the twelve month period beginning September 1, 2012 to be as follows:

Estimated Expenses For the Twelve Month Period Beginning September 1, 2012

General, Administrative, and Corporate Expenses	$350,000
Operating Expenses	$150,000
Development	$500,000

Total	$1,000,000

At present, our cash requirements for the next 12 months (beginning September 1, 2012) outweigh the funds available to maintain or develop our business. Of the $1,000,000 that we require for the next 12 months, we had $8,339 in cash as of August 1, 2012 and a working capital deficiency of $1,485,872. In order to improve our liquidity, we plan pursue additional equity financing from private investors or possibly a registered public offering. We do not currently have any definitive arrangements in place for the completion of any further private placement financings and there is no assurance that we will be successful in completing any further private placement financings. If we are unable to achieve the necessary additional financing, then we plan to reduce the amounts that we spend on our business activities and administrative expenses in order to be within the amount of capital resources that are available to us.

Results of Operations for the nine month periods ended July 31, 2012 and 2011, and for the Fiscal Years ended October 31, 2011, and October 31, 2010.

The following summary of our results of operations should be read in conjunction with our unaudited financial statements for the nine months ended July 31, 2012 and our audited financial statement for years ended October 31, 2011 and October 31, 2010.

	Nine months Ended			Year Ended
	July 31			October 31
	2012		2011	2011		2010
Revenue	$-		$-	$-		$-
Operating Expenses	$1,210,422		$173,425	$232,010		$171,611
Other Income	$55,000	$	Nil	$47,293	$	Nil
Net Loss	$1,155,422		$173,425	$184,717		$171,611

Revenues

We did not earn any revenues from the commencement of our development stage on November 1, 2009 through the quarter ended July 31, 2012 and have not subsequently earned any revenues.

Operating Expenses

Our expenses for the nine months periods ended July 31, 2012 and July 31, 2011 and for the year ended October 31, 2011 are outlined in the table below:

	Nine months Ended July 31, 2012	Nine months Ended July 31, 2011	Year ended October 31, 2011

General and administrative expenses	$1,210,422	$173,425	$232,010

The increase in expenses for the nine months ended July 31, 2012 compared to the same period in fiscal 2011 was mainly due to an increase in general and administrative expenses which include consulting fees of $1,082,000.

The increase in expenses for the year ended October 31, 2011 compared to the same period in fiscal 2010 was mainly due to decrease in general and administrative expenses which include consulting fees of $120,000.

Liquidity and Financial Condition as at July 31, 2012 and October 31, 2011.

Our financial position as at July 31, 2012 and October 31, 2011 was as follows:

Working Capital
	As at July 31, 2012 $	As at October 31, 2011 $
Current Assets	8,339	-
Current Liabilities	1,494,211	975,427
Working Capital (Deficiency)	(1,485,872)	(975,427)

Our working capital increased from a deficit of $975,427 at October 31, 2011 to a deficit of $1,485,872 at July 31, 2012 .

The below table sets out our cash flows for the nine months ended July 31, 2012 and 2011.

Cash Flows
	Nine months Ended	Nine months Ended
	July 31, 2012	July 31, 2011
Net cash provided by (used in) Operating Activities	$(47,911)	$(300)
Net cash provided by (used in) Investing Activities	$-	$-
Net cash provided by (used in) Financing Activities	$56,250	$300
Increase (Decrease) in Cash During the Period	$8,339	$-
Cash, Beginning of Period	$-	$-
Cash, End of Period	$8,339	$-

The below table sets out our cash flows for the fiscal years ended October 31, 2011 and 2010.

Cash Flows
	Year Ended	Year Ended
	October 31, 2011	October 31, 2010
Net cash provided by (used in) Operating Activities	$(1,250)	$(2,400)
Net cash provided by (used in) Investing Activities	$-	$-
Net cash provided by (used in) Financing Activities	$1,250	$2,400
Increase (Decrease) in Cash during the Period	$-	$-
Cash, Beginning of Period	$-	$-
Cash, End of Period	$-	$-

Contractual Obligations

As a “smaller reporting company”, we are not required to provide tabular disclosure obligations.

Going Concern

We incurred a net loss of $1,155,422 during the nine months ended July 31, 2012, $184,717 for the year ended October 31, 2011, and $171,611 for the year ended October 31, 2010. Our cumulative net loss from Inception of Development Stage (November 1, 2009) to July 31, 2012 is $1,511,750. We have commenced limited operations, raising substantial doubt about our ability to continue as a going concern. We will seek additional sources of capital through the issuance of debt or equity financing, but there can be no assurance that we will be successful in accomplishing our objectives.

Our ability to continue as a going concern is dependent on additional sources of capital and the success of our plan. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from the outcome of this uncertainty.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, our Company considers highly liquid financial instruments purchased with a maturity of six months or less to be cash equivalents.

Income Taxes

Our Company accounts for its income taxes in accordance with Accounting Standard Codification (ASC) 740, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and our respective tax basis and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Our Company has a net operating loss carry-forward to be used in future years. Our Company has established a valuation allowance for the full tax benefit of the operating loss carry-forwards due to the uncertainty regarding realization.

Fair Value of Financial Instruments

ASC 825 "Financial Instruments", requires our Company to disclose, when reasonably attainable, the fair market value of its assets and liabilities which are deemed to be financial instruments. The carrying amount and estimated fair values of our Company's financial instruments approximated their fair value due to their short-term nature.

Net Loss per Common Share

Our Company computes net loss per share in accordance with FASB ASC 260 "Earnings per Share". Under the provisions of FASB ASC 260 "Earnings per Share", basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is anti dilutive.

The Company records stock based compensation in accordance with the guidance in ASC 718. ASC Topic 718 requires the Company to recognize expense related to the fair value of its employee stock option awards. This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have not had any changes in or disagreements with our independent public accountants during the last two fiscal years.

DIRECTORS AND EXECUTIVE OFFICERS

All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Jason McDiarmid	President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director	41	November 1, 2001

Business Experience

The following is a brief account of the education and business experience during at least the past five years of our director and executive officer, indicating his principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Jason McDiarmid - President, Chief Executive and Financial Officer and Director

Jason McDiarmid has been our president, chief executive officer, and director since 2001. He has been serving as our chief financial officer since September 2007. Mr. McDiarmid has additionally served in a consulting capacity as the Vice-President, Business Development of Geofinity Manufacturing Inc. since March 2009. Mr. McDiarmid has worked extensively in an executive management capacity for each of these companies with particular emphasis on the structuring and facilitation of a multitude of corporate financing’s and business and technology acquisitions, the direct sourcing and negotiation of domestic and overseas procurement channels, and the implementation and oversight of product distribution pipelines in North America, Europe and Asia.

From 1994 – 1998 Mr. McDiarmid served as President and Director of Phizone Systems Inc. a manufacturer and designer of proprietary Water Treatment and Purification systems. During this period he obtained the highest available designation of Level VI Certified Water Specialist with the Water Quality Association (WQA) providing him accreditation as an expert in the water treatment field. From 1997 through latter 1999, Mr. McDiarmid served as president and founder of Global Diversification Investment Corporation, a company for which he created, wrote, published, and distributed “Diversity; Gearing your Funds Toward a Successful Portfolio,” a stock market newsletter publication sold throughout North America. The newsletter publication provided publicly traded companies the opportunity to advertise to a network of new potential investors. In 2000, Mr. McDiarmid spent extensive time investigating opportunities in the renewable energy field that would ultimately lead to our original business plan and to raising the early-stage seed capital that would be required as critical elements necessary to the initial incorporation of our company in early 2001.

Mr. McDiarmid is a 1994 graduate of the British Columbia Institute of Technology in the Department of International Trade and Transportation. Mr. McDiarmid currently resides between Canada and Asia.

Mr. McDiarmid is qualified to act as our director due to his extensive experience with and knowledge of capital markets and business operations.

Involvement in Certain Legal Proceedings

To the best of our knowledge, our sole director and executive officer has, during the past ten years:

1.	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2.

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3.

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4.

been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Other Directorships

Except as indicated above, our sole director holds any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Board of Directors and Director Nominees

The Board will consider candidates for directors proposed by security holders, although no formal procedures for submitting candidates have been adopted. Unless otherwise determined, at any time not less than 90 days prior to the next annual Board meeting at which a slate of director nominees is adopted, the Board will accept written submissions from proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee’s qualifications to serve as a director; and a statement as to why the security holder submitting the proposed nominee believes that the nomination would be in the best interests of our security holders. If the proposed nominee is not the same person as the security holder submitting the name of the nominee, a letter from the nominee agreeing to the submission of his or her name for consideration should be provided at the time of submission. The letter should be accompanied by a résumé supporting the nominee’s qualifications to serve on the Board, as well as a list of references.

The Board identifies director nominees through a combination of referrals from different people, including management, existing Board members and security holders. Once a candidate has been identified, the Board reviews the individual’s experience and background and may discuss the proposed nominee with the source of the recommendation. If the Board believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of the slate of director nominees submitted to security holders for election to the Board.

Some of the factors which the Board considers when evaluating proposed nominees include their knowledge of and experience in business matters, finance, capital markets and mergers and acquisitions. The Board may request additional information from each candidate prior to reaching a determination, and it is under no obligation to formally respond to all recommendations, although as a matter of practice, it will endeavor to do so.

Conflicts of Interest

Our director is not obligated to commit their full time and attention to our business and, accordingly, he may encounter a conflict of interest in allocating his time between our operations and those of other businesses. In the course of his other business activities, he may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result, he may have conflicts of interest in determining to which entity a particular business opportunity should be presented. He may also in the future become affiliated with entities, engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to a corporation if:

  the corporation could financially undertake the opportunity;

  the opportunity is within the corporation’s line of business; and

  it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We plan to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Audit Committee

We do not have an audit committee.

Code of Ethics

We have not adopted a code of ethics that applies to our officers, directors and employees. When we do adopt a code of ethics, we will disclose it in a Current Report on Form 8-K.

EXECUTIVE COMPENSATION

General

The particulars of the compensation paid to the following persons:

  our principal executive officer;

  each of our two most highly compensated executive officers who were serving as executive officers at the end of the years ended October 31, 2011 and 2010; and

  up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the years ended October 31, 2011 and 2010, whom we will collectively refer to as the named executive officers of our company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year.

Summary Compensation Table (1)

Name and Principal Position	Year	Salary (S)	Total ($)
(a)	(b)	(c)	(j)
Jason McDiarmid	2011 2010	$84,000 $84,000	$84,000 $84,000

We have omitted certain columns in the summary compensation table pursuant to Item 402(a)(5) of Regulation S-K as no compensation was awarded to, earned by, or paid to any of the executive officers or directors required to be reported in that table or column in any fiscal year covered by that table.

Options Grants During the Last Fiscal Year / Stock Option Plans

We do not currently have a stock option plan in favor of any director, officer, consultant or employee of our company. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or director during the last fiscal year; accordingly, no stock options have been granted or exercised by any of the officers or directors during our last fiscal year.

Aggregated Options Exercises in Last Fiscal Year

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any director during our last fiscal year; accordingly, no stock options have been granted or exercised by any of the officers or directors since during our last fiscal year.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or directors or employees or consultants since we were founded.

Compensation of Directors

The members of the Board of Directors are not compensated by our company for acting as such. Directors are reimbursed for reasonable out-of-pocket expenses incurred. There are no arrangements pursuant to which directors are or will be compensated in the future for any services provided as a director.

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are no employment contracts or other contracts or arrangements with our officers or directors other than those disclosed in this report. There are no compensation plans or arrangements, including payments to be made by our company, with respect to the officers, directors, employees or consultants of our company that would result from the resignation, retirement or any other termination of such directors, officers, employees or consultants. There are no arrangements for directors, officers or employees that would result from a change-incontrol.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 10, 2012, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Amount and Nature of Owner	Beneficial Ownership	Percentage of Class%(1)
Jason McDiarmid 3F Shun Feng, International Centre, 182 Queens Road East, Hong Kong, SAR, China	777,632	4.5%
Directors and Executive Officers as a Group(1)	777,632	4.5%
All 5%+ Shareholders as a Group	0 (NONE)	0 (NONE)

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on September 10, 2012. As of September 10, 2012, there were 17,332,445 shares of our company’s common stock issued and outstanding.

Change in Control

We are not aware of any arrangement that might result in a change in control of our company in the future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed below, there have been no transactions or proposed transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of our common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

On January 15, 2012, we entered into an exclusive manufacturing, distribution and application agreement with Vortex Energy Research Inc. for the exclusive rights to certain technologies for use within the field of environmental and green solutions on a worldwide basis, such Company that is owned by the parents of the sole Director and Officer of the Company.

Director Independence

We currently act with one director. We have determined that we do not have a director that would qualify as an “independent director” as defined by Nasdaq Marketplace Rule 4200(a)(15).

We do not have a standing audit, compensation or nominating committee, but our entire board of directors acts in such capacities. We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have a standing audit, compensation or nominating committee because we believe that the functions of such committees can be adequately performed by the board of directors. Additionally, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our estimated expenses in connection with the issuance and distribution of the securities being registered in this Prospectus are as follows:

Commission filing fee	$172
Legal fees and expenses	20,000
Accounting fees and expenses	25,000
Miscellaneous	123
Total	$45,300

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)	his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b)	his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

Section 78.5702 of the NRS provides as follows:

1.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

	(a)	is not liable pursuant to NRS 78.138; or

(b)

acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Our Bylaws

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

RECENT SALES OF UNREGISTERED SECURITIES

During the last three fiscal years we have had the following issuances of unregistered securities:

  Effective October 15, 2011, we issued an aggregate of 4,866,167 common shares pursuant to the conversion of outstanding debt as a result of accrued and unpaid compensation in the total amount of $729,925. These shares were issued to three (3) non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended).

  Effective October 15, 2011, we issued an aggregate of 1,112,273 common shares pursuant to the conversion of outstanding shareholder loans in the total amount of $166,841. These shares were issued to six (6) non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended).

  Effective October 15, 2011, we issued an aggregate of 2,200,000 common shares pursuant to consulting services provided. These shares were issued to 2 (2) non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended).

  Effective January 15, 2012, we issued an aggregate of 4,227,500 common shares pursuant to the terms of consulting agreements. These shares were issued to eight (8) non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended).

  Effective January 31, 2012, we issued an aggregate of 150,000 common shares pursuant to the conversion of outstanding debt as a result of accrued and unpaid compensation in the total amount of $30,000. These shares were issued to one (1) non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended). .

  Effective January 15, 2012, we issued an aggregate of 1,000,000 common shares pursuant to the terms of our technology rights agreements with Vortex Energy Research Inc. These shares were issued to two (2) non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended).

  Effective July 30, 2012, we issued an aggregate of 332,385 common shares for proceeds of $66,477 to non-US investors. .

We relied upon Regulation S and Section 4(2) of the Securities Act of 1933, as amended for the issuances of the above listed securities. The investors were business acquaintances, family members, or friends of, or personally known to, our officers and directors. It is the belief of management that each of the individuals who invested have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment and therefore did not need the protections offered by registering their shares under Securities and Act of 1933, as amended. The issuances noted above were not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

Exhibits

Exhibit	Exhibit
Number	Description

3.1	Articles of Incorporation of Essential Innovations Technology Corp.(1)

3.2	Certificate of Amendment filed with the Nevada Secretary of State on May 3, 2012*

3.3	Bylaws of Essential Innovations Technology Corp.(1)

4.1	Instrument Defining the Right of Holders – Form of Share Certificate(1)

5.1	Legal Opinion of Macdonald Tuskey*

10.1	Technology Agreement with Vortex Energy Research Inc. entered into on January 15, 2012*

23.1	Consent of Peterson Sullivan*

23.2	Consent of Macdonald Tuskey (incorporated in Exhibit 5.1)*

* filed herewith

(1)	Incorporated by reference our Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on July 7, 2003.

UNDERTAKINGS

The registrant hereby undertakes:

1.      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.           To include any prospectus required by section 10(a) (3) of the Securities Act;

ii.          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

iii.         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.      That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.      That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.           Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

ii.          Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

iii.         The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

iv.          Any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 26, 2012

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.

By:	/s/ Jason McDiarmid
Jason McDiarmid
President, Chief Executive Officer, Chief
Financial Officer, Treasurer and Director
(Principal Executive Officer, Principal
Financial Officer and Principal Accounting
Officer)

In accordance with the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

President, Chief Executive
Officer, Chief Financial
Officer, Treasurer and
/s/ Jason McDiarmid	Director (Principal	September 26, 2012
Jason McDiarmid	Executive Officer, Principal
Financial Officer and
Principal Accounting
Officer)